Exhibit 99.1
P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Completes Acquisition of Ipswitch, Inc.

BEDFORD, Mass.—May 1, 2019—Progress® (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced the completion of the acquisition of Ipswitch, Inc., a provider of award-winning and easy-to-use secure data file transfer and network management software. Progress announced the proposed acquisition on March 28th.
As part of Progress, Ipswitch will bolster Progress’ core offerings for small and medium-sized businesses (SMBs) and enterprises, enabling those businesses to respond faster to business-critical demands and to improve productivity. Ipswitch’s products include:

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MOVEit®, for secure data transfer, which allows enterprise customers to securely transfer critical business information between users, locations and partners in compliance with data security regulations such as HIPAA, PCI DSS and the EU’s GDPR.

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WhatsUp® Gold for network monitoring, which enables small and medium-sized businesses and enterprises to continuously monitor and manage their IT infrastructure and applications, assuring high levels of performance and availability.

•	WS_FTP® delivers FTP-based secure file transfer server and client capabilities to meet the needs of small and mid-sized businesses.

“We are delighted to welcome Ipswitch customers, partners and employees into the Progress family,” said Yogesh Gupta, CEO, Progress. “Ipswitch’s talented team and market-leading technology, in combination with the scale and resources available within Progress, will provide incredible benefits to customers and partners. Furthermore, because the acquisition of Ipswitch meets all of our disciplined acquisition criteria, it advances an important part of our strategy and will provide excellent returns to our shareholders.”
Progress purchased Ipswitch for $225 million in cash. Progress funded the transaction with existing cash on hand and funds secured under a new credit facility. The transaction is expected to be immediately accretive to both non-GAAP earnings per share and cash flow.
In connection with the acquisition, Progress issued equity awards with an aggregate value of approximately $3,000,000 to approximately ninety Ipswitch employees who joined Progress as part of the acquisition. These awards consist of a combination of options to purchase Progress common stock and restricted stock units. The awards were made pursuant to Progress’ 2004 Inducement Stock Plan.

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Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or Ipswitch’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether Ipswitch’s business will be successfully integrated with Progress' business.. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress
Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, award-winning machine learning that enables cognitive capabilities to be a part of any application, the flexibility of a serverless cloud to deploy modern apps, business rules, web content management, plus leading data connectivity technology. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress is a registered trademark of Progress Software Corporation and/or one of its subsidiaries or affiliates in the US and other countries. Any other trademarks contained herein are the property of their respective owners.